Exhibit 99.2

FUCCILLO KIA DEALERSHIPS

combined FINANCIAL STATEMENTS AND Supplementary information December 31, 2020 and 2019

FUCCILLO KIA DEALERSHIPS

CONTENTS

Independent Auditors’ Report	1

Independent Auditors’ Report on Supplementary Information	2

Combined Balance Sheets – December 31, 2020 and 2019	3

Combined Statements of Income for the Years Ended December 31, 2020 and 2019	4

Combined Statements of Changes in Stockholder’s Equity for the Years Ended December 31, 2020 and 2019	5

Combined Statements of Cash Flows for the Years Ended December 31, 2020 and 2019	6

Notes to Combined Financial Statements	7-17

Combining Balance Sheet Schedule – December 31, 2020	18

Combining Balance Sheet Schedule – December 31, 2019	19

Combining Schedule of Income for the Year Ended December 31, 2020	20

Combining Schedule of Income for the Year Ended December 31, 2019	21

i

Independent Auditors’ Report

April 30, 2021

To Management and Governance of the Fuccillo Kia Dealerships:

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Fuccillo Affiliates of Florida, Inc. and Fuccillo Associates of Florida, Inc. (“Fuccillo Kia Dealerships” or “the Company”) as of December 31, 2020 and 2019, and the related combined statements of income, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Fuccillo Affiliates of Florida, Inc. and Fuccillo Associates of Florida, Inc. as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Bonadio & Co., LLP

INDEPENDENT AUDITOR’S REPORT ON SUPPLEMENTARY INFORMATION

April 30, 2021

To Management and Governance of the Fuccillo Kia Dealerships:

We have audited the combined financial statements of Fuccillo Affiliates of Florida, Inc. and Fuccillo Associates of Florida, Inc. (“Fuccillo Kia Dealerships” or “the Company”) as of and for the years ended December 31, 2020 and 2019, and our report thereon dated April 30, 2021, which expressed an unmodified opinion on those combined financial statements, appears on page 1. The supplemental combining information contained in the combining balance sheet schedules as of December 31, 2020 and 2019 and the combining schedules of income for the years then ended is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position and results of operations of the individual companies and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to audit procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Bonadio & Co., LLP

FUCCILLO KIA DEALERSHIPS

COMBINED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

	2020	2019

ASSETS

Current Assets
Cash and cash equivalents	$11,151,616	$5,040,523
Contracts in transit	3,424,596	1,892,835
Accounts receivable, net	1,510,866	1,633,074
Prepaid expenses	1,111,289	917,510
Inventories, net	16,331,064	32,528,649
Total current assets	33,529,431	42,012,591

Noncurrent Assets
Property and equipment, net	821,853	1,263,747
Operating lease right of use assets	6,274,061	7,029,131
Total noncurrent assets	7,095,914	8,292,878

Total Assets	$40,625,345	$50,305,469

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Notes payable - floor plan	$12,637,177	$29,408,025
Accounts payable	1,755,741	893,281
Accrued taxes and expenses	1,835,135	2,474,183
Current portion of deferred revenue	350,396	516,379
Current portion of operating lease liabilities	795,284	755,070
Total current liabilities	17,373,733	34,046,938

Noncurrent Liabilities
Notes payable - Paycheck Protection Program	2,914,660	-
Deferred revenue, net of current portion	326,786	452,825
Operating lease liabilities, net of current portion	5,478,777	6,274,061
Total noncurrent liabilities	8,720,223	6,726,886

Total liabilities	26,093,956	40,773,824

Stockholder’s Equity
Common stock	1,000	1,000
Additional paid-in capital	14,087,026	14,087,026
Retained earnings (deficit)	443,363	(4,556,381)
Total stockholder’s equity	14,531,389	9,531,645

Total Liabilities and Stockholder’s Equity	$40,625,345	$50,305,469

The accompanying notes are an integral part of the combined financial statement

FUCCILLO KIA DEALERSHIPS

COMBINED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Revenues
New vehicle retail sales	$103,093,317	$124,420,243
Used vehicle retail sales	33,785,458	33,082,808
Used vehicle wholesale sales	10,119,384	11,663,396
Service and parts sales	10,770,297	11,098,258
Finance and insurance income, net	9,683,942	10,014,014
Total revenues	167,452,398	190,278,719

Cost of Sales
New vehicle retail	86,644,956	111,798,836
Used vehicle retail	28,728,362	26,022,095
Used vehicle wholesale	8,717,733	9,726,397
Service and parts	5,506,271	5,890,826
Total cost of sales	129,597,322	153,438,154

Gross Profit on Sales	37,855,076	36,840,565

Operating Expenses
Selling, general and administrative expenses	26,224,690	26,525,829
Interest expense	835,427	1,777,747
Depreciation and amortization	533,169	563,195
Total operating expenses	27,593,286	28,866,771

Income from Operations	10,261,790	7,973,794

Other Expenses, Net	(1,680,739)	(2,347,254)

Net Income	$8,581,051	$5,626,540

The accompanying notes are an integral part of the combined financial statement

FUCCILLO KIA DEALERSHIPS

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

		Additional	Retained
	Common	Paid-in	Earnings
	Stock	Capital	(Deficit)	Total

Balance - January 1, 2019	$1,000	$14,087,026	$(1,410,571)	$12,677,455

Net Income	-	-	5,626,540	5,626,540

Distributions	-	-	(8,772,350)	(8,772,350)

Balance - December 31, 2019	1,000	14,087,026	(4,556,381)	9,531,645

Net Income	-	-	8,581,051	8,581,051

Distributions	-	-	(3,581,307)	(3,581,307)

Balance - December 31, 2020	$1,000	$14,087,026	$443,363	$14,531,389

The accompanying notes are an integral part of the combined financial statement

FUCCILLO KIA DEALERSHIPS

COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Cash Flows from Operating Activities
Net income	$8,581,051	$5,626,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	533,169	563,195
Loss on disposal of property and equipment	7,081	1,097
(Increase) decrease in operating assets:
Contracts in transit	(1,531,761)	2,707,767
Accounts receivable, net	122,208	1,805,306
Prepaid expense	(193,779)	983,836
Inventories	16,197,585	12,787,120
Increase (decrease) in operating liabilities:
Accounts payable	862,460	(1,398,883)
Accrued taxes and expenses	(639,048)	221,142
Deferred revenue	(292,022)	(329,298)
Net cash provided by operating activities	23,646,944	22,967,822

Cash Flows from Investing Activities
Purchases of property and equipment	(128,003)	(72,211)
Proceeds from sale of property and equipment	29,647	-
Net cash used in investing activities	(98,356)	(72,211)

Cash Flows from Financing Activities
Payments on notes payable - floor plan	(16,770,848)	(15,615,357)
Payments on advances from related parties	-	(808,962)
Proceeds from notes payable - Paycheck Protection Program	2,914,660	-
Stockholder distributions	(3,581,307)	(8,772,350)
Net cash used in financing activities	(17,437,495)	(25,196,669)

Net Increase (Decrease) in Cash and Cash Equivalents	6,111,093	(2,301,058)

Cash and Cash Equivalents - Beginning of Year	5,040,523	7,341,581

Cash and Cash Equivalents - End of Year	$11,151,616	$5,040,523

The accompanying notes are an integral part of the combined financial statement

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization of Business

Fuccillo Kia Dealerships (the Company) operate new vehicle dealerships in Cape Coral and Port Charlotte, Florida. Operations include sales of new and used vehicles as well as related parts and service. Fuccillo Kia of Cape Coral is owned and operated by Fuccillo Affiliates of Florida, Inc., and Fuccillo Kia of Port Charlotte is owned and operated by Fuccillo Associates of Florida, Inc. Fuccillo Affiliates of Florida, Inc., and Fuccillo Associates of Florida, Inc., are wholly owned subsidiaries of It’s Huge of Florida, Inc. The Companies operate under common control and management.

Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Principles of Combination

The combined financial statements reflect the results of operations, the financial position and the cash flows for the Company. All significant intercompany balances and transactions have been eliminated in combination.

Dealership Agreements

The Company conducts its business pursuant to Sales and Service Agreements (the Agreements) with Kia Motors Corporation (the Manufacturer). The Agreements permit the Company to stock, sell and service vehicles and products of the Manufacturer and also use the Manufacturer’s names and trade symbols. The Company purchases all of its new vehicles and substantially all of its parts inventory from the Manufacturer at the prevailing prices charged to all dealers holding the Agreements. These transactions result in both a receivable from and payable to the Manufacturer. The Company’s sales could be impacted by the Manufacturer’s inability to supply the Company with an adequate number or mix of vehicles and parts.

The Agreements include a number of restrictions on, and requirements of, the Company, including, but not limited to, approval of any changes in the ownership or executive management of the Company. The Manufacturer may terminate the Agreements if the Company is in material breach of the Agreements’ terms.

Cash and Cash Equivalents

The Company maintains its cash and cash equivalents in bank deposit accounts that, at times, may exceed federally insured limits. In addition, the Company’s investments in floorplan interest offset accounts are not federally insured. Interest on these accounts is credited at the same rate as the floor plan borrowing rate. The Company has not experienced any losses in such accounts, and management believes it is not exposed to any significant credit risk on cash or cash equivalents.

Contracts in Transit

Contracts in transit relate to amounts due from financial institutions for the portion of the vehicle sales price financed by the Company’s customers.

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

Accounts Receivable

The Company’s accounts receivable consists of amounts due from the manufacturer for holdback, rebates, incentives and warranty claims, along with receivables related to the sales of new and used vehicles, including parts and service, to businesses and individuals located primarily in the state of Florida. Accounts receivable balances are stated at the amount management expects to collect from outstanding balances.

Management provides for uncollectible amounts through a charge to earnings and a credit to a valuation account. Uncollectible account balances are written off when management determines the probability of collection is remote through a charge to the valuation account. Changes in the valuation allowance have not been material to the combined financial statements for the years ended December 31, 2020 and 2019. Management determined that no allowance for doubtful accounts was necessary at December 31, 2020 and 2019. The Company generally does not require collateral in providing credit.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of accounts receivable, contracts in transit, and cash and cash equivalents. Accounts receivable and contracts in transit consist principally of amounts due from financial institutions for vehicles delivered and amounts due from manufacturers for various incentives and holdbacks. The Company’s customers are primarily located in Florida. Historically, the Company’s credit losses have been insignificant. The Company places its cash with major financial institutions.

Inventories

New vehicles are stated at cost. The last-in, first-out (LIFO) method is used to determine cost.

The cost of used vehicles is determined on a specific identification basis and is stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the normal course of business, less reasonably predictable costs of completion, disposal and transportation, and is generally determined using retail values per the current used unit guidebook.

Parts, accessories and supplies are generally stated at supplier catalogue prices, which approximate cost.

Property and Equipment

Property and equipment are carried at cost. Major additions and improvements which extend the useful lives of the assets are capitalized, while minor replacements, repairs, and maintenance, which do not extend the lives of the assets, are expensed as incurred. When property is retired or disposed of, the cost and related accumulated depreciation and amortization are removed and the resulting gain or loss, if any, is reflected in the other income (expense) in the combined statements of income.

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

Depreciation and amortization are being provided for using straight-line methods over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining available lease term. Estimated useful lives are as follows:

Furniture and fixtures	5-7 years
Service equipment and computer systems	5 years
Leasehold improvements	5-15 years
Company vehicles	5 years

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment charges were recorded during 2020 or 2019 for long-lived assets.

Revenue Recognition

The Company recognizes revenue at an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring goods or services to its customers using the following five-step process:

1.	Identify the contract(s) with the customer

2.	Identify the performance obligation(s) in the contract

3.	Determine the transaction price

4.	Allocate the transaction price to performance obligations in the contract

5.	Recognize revenue when (or as) the Company satisfies a performance obligation

See Note 8 for details on how the above process is applied to the Company’s contracts with customers.

Income Taxes

The stockholder has elected, under the provisions of Subchapter S of the Internal Revenue Code, to have the Company’s income treated for federal and state income tax purposes substantially as if the Company were a partnership. The stockholder’s share of the net income of the Company is reportable on their individual tax return. Accordingly, the combined financial statements reflect no provision or liability for federal income taxes. The State of Florida also does not impose an income tax on Subchapter S corporations; therefore, the combined financial statements reflect no provision for state income taxes.

Advertising

The Company expenses production costs for advertising the first time the advertising takes place. Advertising expense for the years ended December 31, 2020 and 2019 was $5,327,888 and $5,435,114, respectively.

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates. Significant estimates are used in calculating deferred revenue.

NOTE 2 - accounts receivable, NET

Accounts receivable consist of the following at December 31, 2020, 2019, and 2018:

	2020	2019	2018

Manufacturer receivables	$620,885	$1,020,921	$2,304,695
Trade and vehicle receivables	771,678	412,632	848,293
Finance and insurance receivables	118,303	199,521	290,567
Less allowance for doubtful accounts	-	-	(5,175)
Total Accounts Receivable, Net	$1,510,866	$1,633,074	$3,438,380

NOTE 3 - INVENTORIES

The major components of inventories at are as follows:

	2020	2019

New vehicles, net of LIFO reserve of $878,201 in 2020 and $1,768,790 in 2019	$9,877,438	$25,156,467
Used vehicles	5,510,013	6,484,178
Parts, accessories, supplies and other	943,613	888,004

Total Inventories	$16,331,064	$32,528,649

The majority of new and used inventories are pledged as security under a loan and security agreement providing floor plan notes (Note 5).

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 4 - property and equipment, net

Property and equipment consisted of the following at December 31, 2020 and 2019:

Furniture and fixtures	$1,830,367	$1,812,577
Service equipment and computer systems	1,489,369	1,485,452
Leasehold improvements	575,306	575,306
Company vehicles	211,666	163,380
	4,106,708	4,037,165
Less accumulated depreciation and amortization	3,284,855	2,773,418

Property and Equipment, Net	$821,853	$1,263,747

Depreciation and amortization expense was $533,169 and $563,195 for the years ended December 31, 2020 and 2019, respectively.

NOTE 5 - NOTES PAYABLE - FLOOR PLAN

Notes payable - floor plan consists of borrowings from Hyundai Capital America (HCA) under line of credit arrangements for both new and used vehicles. At December 31, 2020 and 2019, the maximum borrowing availability was $45,100,000. Borrowings bear interest at a rate equal to the Prime Rate minus .05% for both new and used vehicles. The Prime Rate was 3.25% and 4.75% at December 31, 2020 and 2019, respectively.

The floor plans are secured by substantially all assets of the Company, entities related by means of common ownership and the stockholder of the parent company. The Company is subject to certain financial covenants and was in compliance at both December 31, 2020 and 2019. Total amounts due under these agreements were $12,637,177 and $29,408,025 at December 31, 2020 and 2019, respectively.

NOTE 6 - NOTES PAYABLE – Paycheck Protection Program

In April 2020, the Company received Paycheck Protection Program (PPP) loans totaling $3,137,597 guaranteed by the Small Business Administration (SBA) under the Coronavirus Aid Relief, and Economic Security Act (CARES Act). The Company made repayments totaling $222,937, which management determined was necessary to remain compliant with subsequently released program guidance. The total outstanding balance was $2,914,660 at December 31, 2020. A portion of this loan may be forgivable based on the amount of qualifying expenses incurred and levels of employee headcount and salaries maintained during a measurement period. Any portion of the loan that is not forgiven will be repaid through April 2022 and bear interest at a rate of .98% per annum. The Company considers the PPP loan to be debt at December 31, 2020 and accordingly, deferred recording the amount of forgiveness until legally released by the lender. Management anticipates the loan will be forgiven based on the qualified expenses incurred and therefore has recorded the entire balance of the loan as a non-current liability at December 31, 2020.

The Company began the application for forgiveness submission process in December 2020 and is currently awaiting approval from the lending institution.

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

The Company transferred funds to an interest-bearing escrow equal to the outstanding balance of the PPP loans prior to the sale of the dealerships, described in Note 17, to comply with the SBA Procedural Notice related to PPP loans and Changes of Ownership, released on October 2, 2020. After the forgiveness process is completed, the escrow funds will be released to repay any remaining PPP loan balance with the excess disbursed to the Company.

NOTE 7 - RELATED PARTY TRANSACTIONS

Shared Service and Management Fees

The Company pays monthly shared service and management fees to a company related by means of common ownership. These payments include: shared services and allocated operating expenses, which are charged to operating expenses, of approximately $2,000,000 and $2,300,000 for the years ended December 31, 2020 and 2019, respectively; corporate charter and nonoperating expenses, which are charged to other expenses, of approximately $300,000 each for the years ended December 31, 2020 and 2019; corporate payroll expenses related to offsite management, which are charged to other expenses, of approximately $1,000,000 and $1,200,000 for the years ended December 31, 2020 and 2019, respectively; and management fees related to executive oversight, which are charged to other expenses, of approximately $700,000 and $800,000 for the years ended December 31, 2020 and 2019, respectively.

NOTE 8 - REVENUE FROM CONTRACTS WITH CUSTOMERS

Vehicle Sales

Revenue from the sale of vehicles is recognized by the Company at a point in time when all performance obligations are satisfied. Performance obligations are considered satisfied when a contract is signed by the customer, financing for the vehicle purchase has been arranged or collection of substantially all the purchase price is deemed probable, and control of the vehicle is transferred to the customer. The transaction price for a retail vehicle sale is specified in the contract with the customer, including cash and noncash considerations. A vehicle sale can include the customer trading in their existing vehicle as noncash consideration. Trade-ins are measured at the stand-alone selling price. All vehicle rebates are applied to the vehicle sale price at the time of the transaction and, therefore, are incorporated into the price of the contract at the time of the exchange. Return of new or used vehicles is not allowed, except where mandated by state law. A contract in transit is recorded at the time of sale and remains until the vehicle financing arrangements have been settled with the funding source. The Company recognizes incentives provided by the manufacturers upon the sale of new vehicles as a reduction to cost of sales. A receivable is recorded from the factory for these incentives.

Parts and Mechanical Service Sales

The Company sells parts and automotive services related to customer-paid repairs and maintenance, repairs and maintenance under manufacturer warranties, and extended service. The Company also sells parts through its retail counter and on a wholesale basis.

Each automotive repair and maintenance service is a single performance obligation that includes both the parts and labor associated with the service. Payment of automotive service work is typically due upon completion of the service, which is generally completed within a short period of time from contract inception. The transaction price for automotive repair and maintenance services is based on the parts used, the number of labor hours applied and standardized hourly labor rates.

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

The Company satisfies its performance obligations, transfers control and recognizes revenue over time for automotive repair and maintenance services because it is creating an asset with no alternative use and it has an enforceable right to payment for performance completed to date. The Company uses an input method to recognize revenue and measure progress based on labor hours expended and parts utilized calculated using the average gross profit for repair and maintenance services. The Company has determined labor hours expended and parts utilized to be a relevant measure of work performed to complete the automotive repair and maintenance service for the customer.

The transaction price for retail counter and wholesale parts sales is determined at the time of the sale based on the quantity and price of each product purchased. Payment is typically due at the time of sale, or within a short period of time following the sale. The Company allows for customer returns on sales of parts inventory; however, most parts returns generally occur within one to two weeks from the time of sale and are not significant. Trade receivables are recorded for any customer given credit for these services. Delivery methods of retail counter and wholesale parts vary; however, the Company generally considers control of retail counter and wholesale parts to transfer when the products are shipped, which typically occurs the same day or within a few days of the sale.

The Company is the obligor on certain customer prepaid maintenance contracts. Revenue is allocated to these performance obligations and is recognized over time as services are provided to the customer. The contract liability balances were $677,182 and $969,204 at December 31, 2020 and 2019, respectively. The contract liability balances are included in deferred revenue. Certain costs incurred at the inception of these contracts are included in prepaids as contract assets. Contract assets amounted to $85,374, $93,550, and $83,741 at December 31, 2020, 2019, and 2018, respectively.

Finance and Insurance

The Company sells finance and insurance products for which the Company receives a commission. The Company acts as an agent in the sale of these products as the pricing is set by the third-party provider and the amount of the commission is predetermined. For the majority of finance and insurance product sales, the Company’s performance obligation is to arrange for the provision of goods or services by another party. The performance obligation is satisfied when this arrangement is made, which is when the finance and insurance product is delivered to the customer, generally at the time of the vehicle sale. The Company recognizes revenue in the amount of any commission to which it expects to be entitled, which is the net amount of consideration retained after paying the third-party provider the consideration received in exchange for the good or service to be fulfilled by that party.

The Company arranges financing with financial institutions for its customers’ purchases of new and used vehicles, for which the Company earns a fee from the respective financial institution. The Company records financing receivables for these fees. Certain institutions provide the Company with commissions based on the performance of the related financing contracts. This is a form of variable consideration that is subject to constraint due to it being highly susceptible to factors outside of the Company’s influence and control. Due to the high degree of uncertainty regarding these types of commissions, the Company recognizes revenue as the commissions are received.

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

Commissions and fees that the Company earns for selling finance and insurance products and arranging financing contracts may be subject to chargeback if the customer terminates the respective contract earlier than the stated period. An estimated refund liability for chargebacks against the revenue recognized from sales of finance and insurance products is recorded in the period in which the related revenue is recognized and is based primarily on historical chargeback experience. The Company updates its measurement of the chargeback liabilities at each reporting date for changes in expectation about the amount of total chargebacks. The reserve for chargeback liabilities was $82,453 and $104,063 at December 31, 2020 and 2019, respectively and is included in accrued liabilities within the accompanying combined balance sheets.

Disaggregation of Revenue

The majority of the Company’s revenue is from contracts with customers. Taxes assessed by governmental authorities that are directly imposed on revenue transactions are excluded from revenue. Revenue in the combined statements of income is disaggregated by major lines of goods and services and timing of transfer of goods and services. The Company has determined that these categories depict how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. Revenue from new vehicle retail sales, used vehicle retail sales, used vehicle wholesale sales, retail counter and wholesale parts sales, and financing and insurance, net is recognized at the point in time in which the goods and services are transferred. Revenue from repair and maintenance services are recognized over time as the related work is performed on the vehicles. Revenue from repair and maintenance services totaled $4,397,554 and $4,611,237 for the years ended December 31, 2020 and 2019, respectively, and are included in service and parts sales on the accompanying combined statements of income.

NOTE 9 - COMMON STOCK

The common stock included in the Company’s combined financial statements as of is as follows:

	Authorized	Issued	Outstanding

Fuccillo Affiliates of Florida, Inc. ($10 par value)	200 shares	100	100
Fuccillo Associates of Florida, Inc. (no par value)	200 shares	100	100

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 10 - OPERATING LEASES

The Company leases its dealership facilities from related parties under operating leases which expire through 2030. Leases with an initial term of 12 months or less are not recorded on the combined balance sheets; lease expense is recognized for these leases on a straight-line basis over the lease term.

Weighted average remaining lease terms and discount rates for operating leases at December 31, 2020 were 7.2 years and 5.2%, respectively.

Total lease expense under operating leases for both the years ended December 31, 2020 and 2019 totaled $1,098,000.

Maturities of operating lease liabilities, excluding potential increases, at December 31, 2020 are as follows:

Year Ending December 31

2021	$1,098,000
2022	1,098,000
2023	1,098,000
2024	1,098,000
2025	1,098,000
Thereafter	2,032,000
Total lease payments	7,522,000
Less imputed interest	1,247,940
Present value of lease liabilities	6,274,060
Less current portion of lease liabilities	795,284

Lease Liabilities, Net of Current Portion	$5,478,776

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Government Regulations

The Company is subject to federal and state environmental regulations, including rules relating to air and water pollution, and the storage and disposal of gasoline, oil, other chemicals and waste. Local, state and federal regulations also affect automobile dealerships’ advertising, sales and service, and financing activities. The Company believes that it is in compliance with all applicable laws relating to its business.

Manufacturer

The Company’s business is highly dependent on consumer demand and preferences.  Any events detrimental to the local, national or international economy, including, but not limited to, interruptions to the manufacturer’s supply chain, manufacturer recalls, negative publicity or legal proceedings related to these events may have a negative impact on the Company or the products the Company sells.  If such events are significant, the profitability of the Company’s dealerships could be adversely affected, and the Company could experience a material adverse effect on its overall results of operations, financial position and cash flows.

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

Guarantor

The Company is the guarantor of mortgages on the facilities that it rents from related parties. The total amounts outstanding on these mortgages amounted to $9,927,211 and $10,584,284 at December 31, 2020 and 2019, respectively.

NOTE 12 - RETIREMENT PLAN

The Company has in place a salary deferral plan that is open to all employees who have completed one year of service and have attained the age of 21. Participants may contribute a percentage of compensation up to 100%. The Company makes matching contributions of 10% of the employee’s deferrals up to the first 5% of the employee’s total compensation. Matching contributions for the years ended December 31, 2020 and 2019 were $4,190 and $10,221, respectively.

NOTE 13 - NONCONSOLIDATED VARIABLE INTEREST ENTITIES

Generally accepted accounting principles provide a framework for identifying variable interest entities (VIEs) and determining when a company should consolidate a VIE in its combined financial statements. In general, a VIE is a legal entity that 1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, 2) has a group of equity owners that are unable to direct the activities of the entity that most significantly impact its economic performance, or 3) has a group of equity owners that do not have the obligation to absorb losses of the entity or the right to receive returns of the entity. A VIE should be consolidated if a variable interest holder has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary.

Management has determined that it does not have a financial interest in any entity which would be classified as VIE and require consolidation in these combined financial statements.

NOTE 14 - CASH FLOWS

Additional Cash Flow Information

	2020	2019

Cash paid during the year for:
Interest	$890,869	$1,581,800

Noncash investing and financing activities:
Operating lease assets assumed	-	7,746,021
Operating lease liabilities assumed	-	7,746,021

FUCCILLO KIA DEALERSHIPS

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 15 - Coronavirus

On January 30, 2020, the World Health Organization declared a novel strain of coronavirus (COVID 19) to constitute a "Public Health Emergency of International Concern" and characterized it as a pandemic. Federal and state governments have implemented numerous restrictions on daily life, including quarantine requirements and travel restrictions, in connection with the outbreak. With the spread of the virus and the limitations placed on its customers, the Company began experiencing business disruptions in March 2020. While the Company expects this matter to negatively impact its results, the extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on future developments, including the duration and spread of the outbreak, related government restrictions, and the impact of COVID-19 on overall demand for the Company’s products and services. All of these items are highly uncertain and cannot be predicted.

NOTE 16 - SUBSEQUENT EVENT

During March 2021, the Company sold substantially all of its assets to an unrelated third party. Under the terms of the agreement the intangible assets were sold for $36,000,000, property and equipment for $1,063,914 and inventories for fair market value, which approximated book value at the time of sale. The purchaser also purchased the related real estate which terminated all real estate leases, releasing the Company from any further obligation under those lease arrangements. The Company also paid off floorplan balances related to all inventory included in the sale.

The Company has evaluated subsequent events through April 30, 2021, the date which the financial statements were available to be issued.

FUCCILLO KIA DEALERSHIPS

COMBINING BALANCE SHEET SCHEDULE
DECEMBER 31, 2020

	Fuccillo	Fuccillo
	Affiliates of	Associates of
	Florida, Inc.	Florida, Inc.	Eliminations	Total

ASSETS

Current Assets
Cash and cash equivalents	$5,511,193	$5,640,423	$-	$11,151,616
Contracts in transit	2,294,790	1,129,806	-	3,424,596
Accounts receivable, net	808,448	702,418	-	1,510,866
Prepaid expense	680,869	430,420	-	1,111,289
Inventories	8,434,451	7,896,613	-	16,331,064
Total current assets	17,729,751	15,799,680	-	33,529,431

Noncurrent Assets
Property and equipment, net	454,055	367,798	-	821,853
Operating lease right of use assets	2,980,411	3,293,650	-	6,274,061
Total noncurrent assets	3,434,466	3,661,448	-	7,095,914

Total Assets	$21,164,217	$19,461,128	$-	$40,625,345

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Notes payable - floor plan	$6,068,245	$6,568,932	$-	$12,637,177
Accounts payable	1,190,402	565,339	-	1,755,741
Accrued taxes and expenses	1,132,324	702,811	-	1,835,135
Current portion of deferred revenue	164,101	186,295	-	350,396
Current portion of operating lease liabilities	254,776	540,508	-	795,284
Total current liabilities	8,809,848	8,563,885	-	17,373,733

Noncurrent Liabilities
Notes payable - Paycheck Protection Program	1,709,333	1,205,327	-	2,914,660
Deferred revenue, net of current portion	152,025	174,761	-	326,786
Operating lease liabilities, net of current portion	2,725,635	2,753,142	-	5,478,777
Total noncurrent liabilities	4,586,993	4,133,230	-	8,720,223

Total liabilities	13,396,841	12,697,115	-	26,093,956

Stockholder’s Equity
Common stock	1,000	-	-	1,000
Additional paid-in capital	10,276,344	3,810,682	-	14,087,026
Retained earnings (deficit)	(2,509,968)	2,953,331	-	443,363
Total stockholder’s equity	7,767,376	6,764,013	-	14,531,389

Total Liabilities and Stockholder’s Equity	$21,164,217	$19,461,128	$-	$40,625,345

The accompanying notes are an integral part of these schedules

FUCCILLO KIA DEALERSHIPS

COMBINING BALANCE SHEET SCHEDULE
DECEMBER 31, 2019

	Fuccillo	Fuccillo
	Affiliates of	Associates of
	Florida, Inc.	Florida, Inc.	Eliminations	Total

ASSETS

Current Assets
Cash and cash equivalents	$2,537,057	$2,503,466	$-	$5,040,523
Contracts in transit	1,090,837	801,998	-	1,892,835
Accounts receivable, net	1,148,579	484,495	-	1,633,074
Prepaid expense	511,140	406,370	-	917,510
Inventories	18,781,048	13,747,601	-	32,528,649
Due from related parties	-	562,310	(562,310)	-
Total current assets	24,068,661	18,506,240	(562,310)	42,012,591

Noncurrent Assets
Property and equipment, net	518,460	745,287	-	1,263,747
Operating lease right of use assets	3,222,304	3,806,827	-	7,029,131
Total noncurrent assets	3,740,764	4,552,114	-	8,292,878

Total Assets	$27,809,425	$23,058,354	$(562,310)	$50,305,469

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Notes payable - floor plan	$16,484,939	$12,923,086	$-	$29,408,025
Accounts payable	693,761	199,520	-	893,281
Accrued taxes and expenses	1,754,063	720,120	-	2,474,183
Current portion of deferred revenue	241,300	275,079	-	516,379
Current portion of operating lease liabilities	241,893	513,177	-	755,070
Due to related parties	562,310	-	(562,310)	-
Total current liabilities	19,978,266	14,630,982	(562,310)	34,046,938

Noncurrent Liabilities
Deferred revenue, net of current portion	218,573	234,252	-	452,825
Operating lease liabilities, net of current portion	2,980,411	3,293,650	-	6,274,061
Total noncurrent liabilities	3,198,984	3,527,902	-	6,726,886

Total liabilities	23,177,250	18,158,884	(562,310)	40,773,824

Stockholder’s Equity
Common stock	1,000	-	-	1,000
Additional paid-in capital	10,276,344	3,810,682	-	14,087,026
Retained earnings (deficit)	(5,645,169)	1,088,788	-	(4,556,381)
Total stockholder’s equity	4,632,175	4,899,470	-	9,531,645

Total Liabilities and Stockholder’s Equity	$27,809,425	$23,058,354	$(562,310)	$50,305,469

The accompanying notes are an integral part of these schedules

FUCCILLO KIA DEALERSHIPS

COMBINING SCHEDULE OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2020

	Fuccillo	Fuccillo
	Affiliates of	Associates of
	Florida, Inc.	Florida, Inc.	Eliminations	Total

Revenues
New vehicle retail sales	$58,732,047	$44,361,270	$-	$103,093,317
Used vehicle retail sales	19,093,832	14,691,626	-	33,785,458
Used vehicle wholesale sales	5,133,570	4,985,814	-	10,119,384
Service and parts sales	6,427,483	4,342,814	-	10,770,297
Finance and insurance income, net	5,276,600	4,407,342	-	9,683,942
Total revenues	94,663,532	72,788,866	-	167,452,398

Cost of Sales
New vehicle retail	47,606,139	39,038,817	-	86,644,956
Used vehicle retail	16,686,083	12,042,279	-	28,728,362
Used vehicle wholesale	4,522,875	4,194,858	-	8,717,733
Service and parts	3,460,349	2,045,922	-	5,506,271
Total cost of sales	72,275,446	57,321,876	-	129,597,322

Gross Profit on Sales	22,388,086	15,466,990	-	37,855,076

Operating Expenses
Selling, general and administrative
expenses	16,007,786	10,216,904	-	26,224,690
Interest expense	436,910	398,517	-	835,427
Depreciation and amortization	162,304	370,865	-	533,169
Total operating expenses	16,607,000	10,986,286	-	27,593,286

Income from Operations	5,781,086	4,480,704	-	10,261,790

Other Expenses, Net	(789,487)	(891,252)	-	(1,680,739)

Net Income	$4,991,599	$3,589,452	$-	$8,581,051

The accompanying notes are an integral part of these schedules

FUCCILLO KIA DEALERSHIPS

COMBINING SCHEDULE OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2019

	Fuccillo	Fuccillo
	Affiliates of	Associates of
	Florida, Inc.	Florida, Inc.	Eliminations	Total

Revenues
New vehicle retail sales	$71,253,471	$53,166,772	$-	$124,420,243
Used vehicle retail sales	19,823,167	13,259,641	-	33,082,808
Used vehicle wholesale sales	6,243,709	5,419,687	-	11,663,396
Service and parts sales	6,715,652	4,382,606	-	11,098,258
Finance and insurance income, net	5,801,352	4,212,662	-	10,014,014
Total revenues	109,837,351	80,441,368	-	190,278,719

Cost of Sales
New vehicle retail	63,824,618	47,974,218	-	111,798,836
Used vehicle retail	15,402,127	10,619,968	-	26,022,095
Used vehicle wholesale	5,138,282	4,588,115	-	9,726,397
Service and parts	3,662,091	2,228,735	-	5,890,826
Total cost of sales	88,027,118	65,411,036	-	153,438,154

Gross Profit on Sales	21,810,233	15,030,332	-	36,840,565

Operating Expenses
Selling, general and administrative
expenses	15,767,572	10,758,257	-	26,525,829
Interest expense	962,630	815,117	-	1,777,747
Depreciation and amortization	192,525	370,670	-	563,195
Total operating expenses	16,922,727	11,944,044	-	28,866,771

Income from Operations	4,887,506	3,086,288	-	7,973,794

Other Expenses, Net	(1,666,750)	(680,504)	-	(2,347,254)

Net Income	$3,220,756	$2,405,784	$-	$5,626,540

The accompanying notes are an integral part of these schedules